Exhibit 99.1

FirstEnergy Corp.	For Release: March 8, 2021
76 South Main Street
Akron, Ohio 44308
www.firstenergycorp.com

News Media Contact:	Investor Contact:
Tricia Ingraham	Irene Prezelj
(330) 316-7015	(330) 384-3859

FirstEnergy Names Steven E. Strah Chief Executive Officer

Strah also appointed to FirstEnergy Board of Directors; continues to drive key initiatives to address current challenges, enhance shareholder value, and support the company’s future growth trajectory

Akron, Ohio – FirstEnergy Corp. (NYSE: FE) today announced that Steven E. Strah has been named the company’s chief executive officer and a member of the Board of Directors, effective immediately. Strah has served as acting chief executive officer since October 2020, and as president, a position he continues to hold, since May 2020.

“Steve has consistently demonstrated the leadership skills, strategic acumen, and deep knowledge of our business needed to position FirstEnergy for long-term stability and success,” said Donald T. Misheff, non-executive chairman. “Since his appointment as acting CEO, he has taken meaningful steps to put FirstEnergy on the right path forward, including ensuring a renewed emphasis on compliance and transparency throughout the company; laying out his strategy, including through FE Forward, to transform the company; and working to reduce regulatory uncertainty affecting the company’s Ohio utilities. The Board has full confidence in Steve and believes this is the right time for him to take the CEO role as we execute on the company’s strategic priorities for the benefit of all stakeholders and drive enhanced value for shareholders.”

Strah said, “During my time leading the company as acting CEO, I have worked alongside the Board and the rest of the management team to address the challenges facing the company and ensure FirstEnergy stands on solid financial, operational, and regulatory footing. Moving forward, we remain focused on driving strong performance, engaging constructively with regulators and our other stakeholders, and fostering a culture of uncompromising integrity and ethical behavior, starting from the top. I appreciate the Board’s confidence in me and in our management team as we continue to implement the company’s strategy and deliver the safe and reliable electric service FirstEnergy’s customers depend on every day.”

Implementing Key Initiatives to Strengthen FirstEnergy’s Future

The Board of Directors and the executive management team under Strah’s leadership have acted with a sense of urgency to address current challenges and are implementing key initiatives to enhance shareholder value and reshape FirstEnergy into a more resilient, industry-leading organization of the future. Since being appointed acting CEO, Strah has spearheaded the company-wide FE Forward program that is expected to transform FirstEnergy in a way that provides near-term value while opening new opportunities for longer-term growth. The proactive steps being taken will support the company’s future growth trajectory for the benefit of shareholders and all stakeholders.

Strah said, “We are confident that these initiatives, which we have developed over the last several months, will strengthen our business and build on the substantial progress we have already made toward our objectives with FE Forward. We are undertaking a transformation that is intended to enhance value for our shareholders and improve our credit profile while reinvesting in a truly modern and distinctive experience that improves customer service and satisfaction – all of which will put FirstEnergy on the right path forward.”

FE Forward

As shared in the company’s most recent quarterly earnings, the management team has set a path with FE Forward to build upon the company’s strong operations and business fundamentals and deliver immediate value and resilience, with substantial operating and capital efficiencies ramping up through 2024.

By 2024, FE Forward is projected to generate approximately $300 million in annualized capital expenditure efficiencies while continuing to hold operating expenses flat by absorbing approximately $100 million in projected increases. In addition, the company expects to generate approximately $250 million in working capital improvements by 2022. This program includes an estimated $150 million of costs to achieve through 2023, which are expected to be self-funded through these efficiencies.

FE Forward is not a downsizing effort and there will not be any involuntary employee reductions in connection with this program. FE Forward will optimize processes and procedures through a range of opportunities, including:

•Optimizing operations by expanding capabilities in areas such as strategic sourcing, inventory optimization, and commercial contract terms, and by standardizing best-in-class work management policies across the enterprise;

•Accelerating the company’s digital transformation by revamping customers’ online experience, automating sourcing data collection and management, and deploying advanced analytics in asset health decisions as well as vegetation management programs; and

•Productivity improvements through system integration that puts advanced technology tools, such as mobile dashboards and remote access to asset management information, in the hands of frontline employees.

FE Forward is expected to be a significant catalyst to augment the company’s growth potential by taking a more strategic approach to operating expenditures and reinvesting in a more diversified capital program that over the long term continues to support a smarter and cleaner electric grid. As part of these efforts, the company will evaluate the appropriate cadence to initiate rate cases on a state-by-state basis to best support the company’s customer-focused strategic priorities.

FE Forward Expected Capital Efficiencies ($Millions)

	2021	2022	2023
Gross CapEx Reductions	$180	$210	$300
Cost to Achieve (+/- 10%)	$(40)	$(60)	$(50)
Net CapEx Reductions	$140	$150	$250

Expected Working Capital Improvements ($Millions)

	2021	2022
Working Capital Improvements	$100	$150

With respect to FirstEnergy’s overall financing plan, equity remains an important part of the company’s plan with $600 million expected to be issued annually in 2022 and 2023, as reaffirmed in its most recent quarterly earnings, with flexibility to adjust the equity plan as necessary. The company will also explore various alternatives to raise capital to strengthen its core business and support enhanced credit metrics as well as its long-term regulated transmission and distribution growth objectives. While the 2021 debt financing plan remains unchanged, through FE Forward the company expects to reduce its debt financing plan by up to $1 billion through 2023, mainly at the FirstEnergy and FirstEnergy Transmission holding companies. These actions, coupled with the company’s 60%-plus formula rate capital investment program, are expected to enable FirstEnergy to achieve its targeted funds-from-operations to debt ratio of 12-13% in 2024.

The company is reaffirming its 2021 guidance as disclosed in its most recent quarterly earnings. The company also expects to maintain its quarterly dividend in 2021, holding flat to the 2020 level as previously stated, subject to ongoing Board review and approval.

About Steve Strah

Strah is a highly respected energy executive, with 36 years of industry experience and a deep understanding of the FirstEnergy business. He was appointed president in May 2020, a position he continues to hold, overseeing FirstEnergy Utilities; Corporate Services and Information Technology; Finance; Product Development, Marketing and Branding; External Affairs; Rates and Regulatory Affairs; and Strategy. He began his career with The Illuminating Company in 1984 and served in a variety of utility leadership roles including regional president of Ohio Edison; vice president, Distribution Support; and senior vice president, FirstEnergy Utilities. He was elected senior vice president and chief financial officer in 2018.

FirstEnergy is dedicated to integrity, safety, reliability and operational excellence. Its 10 electric distribution companies form one of the nation's largest investor-owned electric systems, serving customers in Ohio, Pennsylvania, New Jersey, West Virginia, Maryland and New York. The company's transmission subsidiaries operate approximately 24,500 miles of transmission lines that connect the Midwest and Mid-Atlantic regions. Follow FirstEnergy on Twitter @FirstEnergyCorp or online at www.firstenergycorp.com.

Non-GAAP financial measures: This news release contains a reference to expected funds-from-operations (FFO), a non-GAAP financial measure. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (GAAP). Management uses FFO to evaluate the Company’s performance and manage its operations and frequently references this non-GAAP financial measure in its decision-making, using it to facilitate historical and ongoing performance comparisons. Non-GAAP financial measures are intended to complement, and are not considered as alternatives to, the most directly comparable GAAP financial measures. Also, the non-GAAP financial measures may not be comparable to similarly titled measures used by other entities. Quantitative reconciliation of expected FFO, as used herein, would not be possible without unreasonable effort, as such none is provided.

Forward-Looking Statements: This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on information currently available to management. Such statements are subject to certain risks and uncertainties and readers are cautioned not to place undue reliance on these forward-looking statements. These statements include declarations regarding management’s intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “forecast,” “target,” “will,” “intend,” “believe,” “project,” “estimate,” “plan” and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the results of our ongoing internal investigation matters and evaluation of our controls framework and remediation of our material weakness in internal control over financial reporting; the risks and uncertainties associated with government investigations regarding Ohio House Bill 6 and related matters including potential adverse impacts on federal or state regulatory matters including, but not limited to, matters relating to rates; the risks and uncertainties associated with litigation, arbitration, mediation and similar proceedings; legislative and regulatory developments, including, but not limited to, matters related to rates, compliance and enforcement activity; the ability to accomplish or realize anticipated benefits from strategic and financial goals, including, but not limited to, maintaining financial flexibility, overcoming current uncertainties and challenges associated with the ongoing governmental investigations, executing our transmission and distribution investment plans, controlling costs, improving our credit metrics, strengthening our balance sheet and growing earnings; economic and weather conditions affecting future operating results, such as a recession, significant weather events and other natural disasters, and associated regulatory events or actions in response to such conditions; mitigating exposure for remedial activities associated with retired and formerly owned electric generation assets; the extent and duration of COVID-19 and the impacts to our business, operations and financial condition resulting from the outbreak of COVID-19 including, but not limited to, disruption of businesses in our territories, volatile capital and credit markets, legislative and regulatory actions, the effectiveness of our pandemic and business continuity plans, the precautionary measures we are taking on behalf of our customers, contractors and employees, our customers’ ability to make their utility payment and the potential for supply-chain disruptions; the potential of non-compliance with debt covenants in our credit facilities due to matters associated with the government investigations regarding Ohio House Bill 6 and related matters; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us, including the increasing number of financial institutions evaluating the impact of climate change on their investment decisions; actions that may be taken by credit rating agencies that could negatively affect either our access to or terms of financing or our financial condition and liquidity; changes in assumptions regarding economic conditions within our territories, the reliability of our transmission and distribution system, or the availability of capital or other resources supporting identified transmission and distribution investment opportunities; changes in customers’ demand for power, including, but not limited to, the impact of climate change or energy efficiency and peak demand reduction mandates; changes in national and regional economic conditions affecting us and/or our major industrial and commercial customers or others with which we do business; the risks associated with cyber-attacks and other disruptions to our information technology system, which may compromise our operations, and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information; the ability to comply with applicable reliability standards and energy efficiency and peak demand reduction mandates; changes to environmental laws and regulations, including, but not limited to, those related to climate change; changing market conditions affecting the measurement of certain liabilities and the value of assets held in our pension trusts and other trust funds, or causing us to make contributions sooner, or in amounts that are larger, than currently anticipated; labor disruptions by our unionized workforce; changes to significant accounting policies; any changes in tax laws or regulations, or adverse tax audit results or rulings; and the risks and other factors discussed from time to time in our SEC filings. Dividends declared from time to time on FirstEnergy Corp.’s common stock during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy Corp.’s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. The foregoing factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and risks that are included in our filings with the SEC, including but not limited to the most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy Corp.’s business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy expressly disclaims any current intention to update or revise, except as required by law, any forward-looking statements contained herein or the information incorporated by reference as a result of new information, future events or otherwise.
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